UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2014

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 Sidney St. Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (734) 418-4400

Aastrom Biosciences, Inc.

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its Special Meeting of Stockholders held on November 21, 2014 (the “Special Meeting”), the shareholders of Vericel Corporation (formerly known as Aastrom Biosciences, Inc.), a Michigan corporation (the “Company”) voted to approve the amendment and restatement of the Company’s Amended and Restated 2009 Omnibus Incentive Plan, including the reservation of an additional 3,446,967 shares for issuance thereunder (the “Second Amended and Restated 2009 Omnibus Incentive Plan”). The Second Amended and Restated 2009 Omnibus Incentive Plan previously had been approved, subject to stockholder approval, by the Company’s Board of Directors. The Company’s executive officers and directors are eligible to receive awards under the Second Amended and Restated 2009 Omnibus Incentive Plan, in accordance with the terms and conditions thereof.

For a description of the terms and conditions of the Second Amended and Restated 2009 Omnibus Incentive Plan, see “Proposal 2 — Proposal to Approve the Amendment and Restatement of the Aastrom Amended and Restated 2009 Omnibus Incentive Plan, Including the Reservation of an Additional 3,446,967 Shares for Issuance Thereunder” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2014 (the “Proxy Statement”), which description is incorporated herein by reference. That detailed summary of the Second Amended and Restated 2009 Omnibus Incentive Plan and the foregoing description of the Second Amended and Restated 2009 Omnibus Incentive Plan are qualified in their entirety by reference to the full text of the Second Amended and Restated 2009 Omnibus Incentive Plan, which is filed as Exhibit 10.1 hereto (incorporated by reference to Appendix II to the Proxy Statement) and incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the Company’s stockholders voted to approve an amendment to the Company’s Restated Articles of Incorporation, as amended (the “Articles”), to change the Company’s corporate name from Aastrom Biosciences, Inc. to Vericel Corporation. Accordingly, on November 21, 2014, the Company filed a Certificate of Amendment to the Articles with the Michigan Department of Licensing and Regulatory Affairs. A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

In connection with the Company changing its name to Vericel Corporation, the Company also requested and received from NASDAQ an updated stock trading ticker symbol, “VCEL”, which was assigned and will be deemed effective as of November 25, 2014. In addition, due to the name change of the Company, the Company requested and received from CUSIP Global Services a new CUSIP number, “92346J108”.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the shareholders of the Company voted on the following matters, which are described in detail in the Company’s Proxy Statement: (1) to approve the amendment to the Articles to amend the Company’s corporate name from Aastrom Biosciences, Inc. to Vericel Corporation (“Proposal 1”); and (ii) to approve the amendment and restatement of the Company’s Amended and Restated 2009 Omnibus Incentive Plan, including the reservation of an additional 3,446,967 shares for issuance thereunder (“Proposal 2”).

The Company’s stockholders approved Proposal 1. The Company’s stockholders voted for Proposal 1 as follows: 18,567,993 shares were voted for, 494,623 shares voted against, and 396,577 shares abstained from voting.

The Company’s stockholders approved Proposal 2. The Company’s stockholders voted for Proposal 2 as follows: 10,570,953 shares were voted for, 607,858 shares voted against, 262,422 shares abstained from voting, and there were 8,017,960 broker non-votes.

Item 8.01.  Other Events.

On November 24, 2014, the Company issued a press release announcing the change in its corporate name and ticker symbol, as well as the simultaneous move of its corporate headquarters to 64 Sidney St., Cambridge, Massachusetts, 02139.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

3.1                               Certificate of Amendment to the Restated Articles of Incorporation of the Company, dated November 21, 2014.

10.1                        Second Amended and Restated 2009 Omnibus Incentive Plan (previously filed as Appendix II to the Company’s definitive proxy statement on Schedule 14A, filed on October 21, 2014 and incorporated herein by reference).

99.1                        Press Release, dated November 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2014	Vericel Corporation

	By:	/s/ Dominick C. Colangelo
Name: Dominick C. Colangelo
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Articles of Incorporation of the Company, dated November 21, 2014.

10.1

Second Amended and Restated 2009 Omnibus Incentive Plan (previously filed as Appendix II to the Company’s definitive proxy statement on Schedule 14A, filed on October 21, 2014 and incorporated herein by reference).

99.1	Press Release, dated November 24, 2014.